Exhibit 3.1

TERRA PROPERTY TRUST, INC.

SECOND ARTICLES OF AMENDMENT AND RESTATEMENT

FIRST: Terra Property Trust, Inc., a Maryland corporation (the “Corporation”), desires to amend and restate its charter as currently in effect and as hereinafter amended.

SECOND: The following provisions are all the provisions of the charter of the Corporation currently in effect and as hereinafter amended:

ARTICLE I

NAME

The name of the corporation (the “Corporation”) is: Terra Property Trust, Inc.

ARTICLE II

PURPOSE

The purposes for which the Corporation is formed are to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”)) for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force.

ARTICLE III

PRINCIPAL OFFICE IN STATE

The address of the principal office of the Corporation in the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 7 St. Paul Street Suite 820, Baltimore, MD 21202.

ARTICLE IV

RESIDENT AGENT

The name and address of the resident agent of the Corporation in the State of Maryland is CSC-Lawyers Incorporating Service Company, 7 St. Paul Street Suite 820, Baltimore, MD 21202. The resident agent is a Maryland corporation.

ARTICLE V

PROVISIONS FOR DEFINING, LIMITING AND REGULATING CERTAIN POWERS OF THE CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

Section 5.1               Number of Directors. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of Directors of the Corporation is six, which number may be increased or decreased only by the Board of Directors pursuant to the Bylaws of the Corporation (the “Bylaws”) but shall never be less than the minimum number required by the Maryland General Corporation Law (the “MGCL”) (or, upon the Commencement of the Non-Traded IPO, three). Upon Commencement of the Non-Traded IPO, a majority of the Directors shall be Independent Directors except for a period of up to 60 days after the death, removal or resignation of an Independent Director pending the election of such Independent Director’s successor. The names of the current Directors who shall serve until the next annual meeting of Stockholders and until their successors are duly elected and qualify are:

Vikram S. Uppal

Roger H. Beless

Michael L. Evans

Adrienne M. Everett

Spencer E. Goldenberg

Gaurav Misra

Any vacancy on the Board of Directors may be filled only in the manner provided in the Bylaws.

The Corporation elects, at such time as it becomes eligible under Section 3-802 of the MGCL to make the election provided for under Section 3-804(c) of the MGCL, that, except as may be provided by the Board of Directors in setting the terms of any class or series of stock, any vacancy on the Board of Directors may be filled only by the affirmative vote of a majority of the Directors remaining in office, even if the remaining Directors do not constitute a quorum, and any Director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred and until a successor is elected and qualifies. Notwithstanding the foregoing sentence, upon Commencement of the Non-Traded IPO and if any remaining Directors are Independent Directors, only Independent Directors shall nominate replacements for vacancies among the Independent Directors’ positions.

Section 5.2               Extraordinary Actions. Except as specifically provided in Section 5.7 and in the last sentence of Article VIII, notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the Stockholders entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the Board of Directors and taken or approved by the affirmative vote of Stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.

Section 5.3               Authorization by Board of Stock Issuance. The Board of Directors may authorize the issuance from time to time of Shares of any class or series, whether now or hereafter authorized, or securities or rights convertible into Shares of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the Charter or the Bylaws. Following the Commencement of the Non-Traded IPO, the issuance of Preferred Stock shall also be approved by a majority of Independent Directors not otherwise interested in the transaction, who shall have access at the Corporation’s expense to the Corporation’s legal counsel or to independent legal counsel.

Section 5.4             Preemptive and Appraisal Rights. Except as may be provided by the Board of Directors in setting the terms of classified or reclassified Shares pursuant to Section 6.4 or as may otherwise be provided by a contract approved by the Board of Directors, no holder of Shares shall, as such holder, have any preemptive right to purchase or subscribe for any additional Shares or any other security of the Corporation which it may issue or sell. Holders of Shares shall not be entitled to exercise any rights of an objecting Stockholder provided for under Title 3, Subtitle 2 of the MGCL or any successor statute unless the Board of Directors, upon the affirmative vote of a majority of the Board of Directors and upon such terms and conditions as specified by the Board of Directors, shall determine that such rights apply, with respect to all or any Shares of all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of such Shares would otherwise be entitled to exercise such rights.

Section 5.5               Determinations by Board. The determination as to any of the following matters, made by or pursuant to the direction of the Board of Directors, shall be final and conclusive and shall be binding upon the Corporation and every holder of Shares:

(a)              the amount of the Net Income for any period and the amount of assets at any time legally available for the payment of dividends, acquisition of its stock or the payment of other Distributions on Shares;

(b)              the amount of paid-in surplus, Net Assets, other surplus, cash flow, funds from operations, adjusted funds from operations, net profit, Net Assets in excess of capital, undivided profits or excess of profits over losses on Sales of assets;

(c)              the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been set aside, paid or discharged);

(d)              any interpretation or resolution of any ambiguity with respect to any provision of the Charter or the Bylaws, including without limitation (i) any of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other Distributions, qualifications or terms or conditions of redemption of any shares of any class or series of Shares; (ii) any provision of the definitions of any of the following: Affiliate, Independent Director and Sponsor, (iii) which amounts paid to the Adviser or its Affiliates are expenses connected with the ownership of real estate interests, loans or other property, (iv) which expenses are excluded from the definition of Total Operating Expenses, (v) whether expenses qualify as Organization and Offering Expenses, (vi) whether an investment is considered a commodity or commodity future contract and whether a futures contract is used solely for hedging purposes in connection with the Corporation’s ordinary business of investing in real estate assets, Mortgages and Real Estate-Related Securities as contemplated by Section 11.3(b), and (vii) whether substantial justification exists to invest in or make a Mortgage as contemplated by Section 11.3(d) because of the presence of other underwriting criteria;

(e)              the number of Shares of any class or series of the Corporation;

(f)               the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation or of any Shares;

(g)              any matter relating to the acquisition, holding and disposition of any assets by the Corporation;

(h)              any interpretation of the terms and conditions of one or more agreements with any Person;

(i)               the compensation of Directors, officers, employees or agents of the Corporation; or

(j)               any other matter relating to the business and affairs of the Corporation or required or permitted by applicable law, the Charter or Bylaws or otherwise to be determined by the Board of Directors.

Section 5.6               REIT Qualification. If the Corporation elects to qualify for U.S. federal income tax treatment as a REIT, the Board of Directors shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the qualification of the Corporation as a REIT; however, if the Board of Directors determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT, the Board of Directors may, without any action by the Stockholders, authorize the Corporation to revoke or otherwise terminate the Corporation’s REIT election pursuant to Section 856(g) of the Code. The Board of Directors, in its sole and absolute discretion, also may (a) determine that compliance with any restriction or limitation on stock ownership and transfers set forth in Article VII is no longer required for REIT qualification and (b) make any other determination or take any other action pursuant to Article VII.

Section 5.7               Removal of Directors. Subject to the rights of holders of one or more classes or series of Preferred Stock to elect or remove one or more Directors, any Director, or the entire Board of Directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of Stockholders entitled to cast at least two-thirds of all the votes entitled to be cast generally in the election of Directors. For the purpose of this paragraph, “cause” shall mean, with respect to any particular Director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such Director caused demonstrable, material harm to the Corporation through bad faith or active and deliberate dishonesty. Notwithstanding the foregoing, following the Commencement of the Non-Traded IPO, subject to the rights of holders of one or more classes or series of Preferred Stock to elect or remove one or more Directors, any Director, or the entire Board of Directors, may be removed from office at any time by the affirmative vote of Stockholders entitled to cast a majority of all the votes entitled to be cast generally in the election of Directors.

Section 5.8               Corporate Opportunities. The Corporation shall have the power, by resolution of the Board of Directors, to renounce any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities or classes or categories of business opportunities that are presented to the Corporation or developed by or presented to one or more Directors or officers of the Corporation.

Section 5.9              Term. Except as may otherwise be provided in the terms of any Preferred Stock issued by the Corporation with respect to the termination after less than one year of the term of office of any Director elected by the holders of such Preferred Stock, each Director shall hold office for one year, until the next annual meeting of Stockholders and until his or her successor is duly elected and qualifies. Directors may be elected to an unlimited number of successive terms.

Section 5.10             Experience. Upon Commencement of the Non-Traded IPO, each Director shall have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by the Corporation. Upon Commencement of the Non-Traded IPO, at least one of the Independent Directors shall have at least three years of relevant real estate experience.

Section 5.11            Committees. The Board may establish such committees as it deems appropriate, in its discretion, provided that, upon Commencement of the Non-Traded IPO, the majority of the members of each committee shall be Independent Directors.

Section 5.12            Fiduciary Obligations. Upon the Commencement of the Non-Traded IPO, the Directors shall serve in a fiduciary capacity to the Corporation and have a fiduciary duty to the Stockholders, including a fiduciary duty to the Stockholders to supervise the relationship of the Corporation with the Adviser.

Section 5.13            Board Action with Respect to Certain Matters. Upon Commencement of the Non-Traded IPO, a majority of the Independent Directors must approve any Board action to which the following sections of the NASAA REIT Guidelines apply: II.A., II.C., II.F., II.G., IV.A., IV.B., IV.C., IV.D., IV.E., IV.F., IV.G., V.E., V.H., V.J., VI.A., VI.B.4 and VI.G.

Section 5.14             Ratification of Charter. At the first meeting of the Board of Directors at which a majority of the Board of Directors consists of Independent Directors following the Commencement of the Non-Traded IPO, the Board of Directors and the Independent Directors shall each review and ratify the Charter by majority vote.

ARTICLE VI

STOCK

Section 6.1               Authorized Shares. The Corporation has authority to issue 950,000,000 Shares, consisting of 900,000,000 shares of Common Stock, $0.01 par value per share (“Common Stock”), 450,000,000 shares of which are classified as Class A Common Stock, $0.01 par value per share (“Class A Common Stock”), and 450,000,000 shares of which are classified as Class B Common Stock, $0.01 par value per share (“Class B Common Stock”), and 50,000,000 shares of Preferred Stock, $0.01 par value per share (“Preferred Stock”). The aggregate par value of all authorized Shares having par value is $9,500,000. All Shares shall be fully paid and non-assessable when issued. If Shares of one class of stock are classified or reclassified into Shares of another class pursuant to Section 6.2, 6.3 or 6.4 of this Article VI, the number of authorized Shares of the former class shall be automatically decreased and the number of Shares of the latter class shall be automatically increased, in each case by the number of Shares so classified or reclassified, so that the aggregate number of Shares of all classes that the Corporation has authority to issue shall not be more than the total number of Shares set forth in the first sentence of this paragraph. The Board of Directors, with the approval of a majority of the entire Board and without any action by the Stockholders of the Corporation, may amend the Charter from time to time to increase or decrease the aggregate number of Shares or the number of Shares of any class or series that the Corporation has authority to issue.

Section 6.2               Common Stock.

(a)              Subject to the provisions of Article VII and except as may otherwise be specified in the Charter, each share of Common Stock shall entitle the holder thereof to one vote. The holders of shares of Common Stock shall vote together as a single class on all actions to be taken by the Stockholders; provided, however, that with respect to any amendment of the Charter that would alter the contract rights, as expressly set forth in the Charter, of only a specified class of Common Stock, only the affirmative vote of the holders of a majority of the shares of such affected class of Common Stock, with no other class of Common Stock voting except such affected class of Common Stock voting as a separate class, shall be required. The Board of Directors may reclassify any unissued shares of Common Stock from time to time into one or more classes or series of stock; provided, however, that, following the Commencement of the Non-Traded IPO, the voting rights per Share (other than any publicly held Share) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of a publicly held Share as the consideration paid to the Corporation for each privately offered Share bears to the book value of each outstanding publicly held Share.

(b)              On the date that is one hundred eighty (180) calendar days (or, if such date is not a business day, the next business day) after the date of initial Listing of shares of Class A Common Stock for trading on a national securities exchange or such earlier date as shall be approved by the Board of Directors and set forth in a Certificate of Notice filed with the SDAT (as defined in Section 6.4) (the “First Conversion Date”), one-third of the issued and outstanding shares of Class B Common Stock shall automatically and without any action on the part of the holder thereof convert into an equal number of shares of Class A Common Stock. On the date that is three hundred sixty-five (365) calendar days (or, if such date is not a business day, the next business day) after the date of initial Listing of shares of Class A Common Stock for trading on a national securities exchange or such earlier date following the First Conversion Date as shall be approved by the Board of Directors and set forth in a Certificate of Notice filed with the SDAT (the “Second Conversion Date”), one-half of the issued and outstanding shares of Class B Common Stock shall automatically and without any action on the part of the holder thereof convert into an equal number of shares of Class A Common Stock. On the date that is five hundred forty-five (545) calendar days (or, if such date is not a business day, the next business day) after the date of initial Listing of shares of Class A Common Stock for trading on a national securities exchange or such earlier date following the Second Conversion Date as shall be approved by the Board of Directors and set forth in a Certificate of Notice filed with the SDAT, all of the issued and outstanding shares of Class B Common Stock shall automatically and without any action on the part of the holder thereof convert into an equal number of shares of Class A Common Stock.

(c)              Notwithstanding Section 6.2(b), on any date subsequent to the date hereof upon which the shares of Class A Common Stock are initially Listed for trading on a national securities exchange through a “direct listing” not involving a Public Offering, such number of the issued and outstanding shares of Class B Common Stock as is designated by the Board of Directors in its sole discretion shall, without any action on the part of the holder thereof, convert into an equal number of shares of Class A Common Stock (an “Early Conversion”). On the date that is three hundred sixty-five (365) calendar days (or, if such date is not a business day, the next business day) after the date of the Early Conversion (or such earlier date following the Early Conversion as shall be approved by the Board of Directors and set forth in a Certificate of Notice filed with the SDAT) (the “Initial Automatic Conversion Date”), one-half of the remaining outstanding shares of Class B Common Stock shall automatically and without any action on the part of the holder thereof convert into an equal number of shares of Class A Common Stock. On the date that is five hundred forty-five (545) calendar days (or, if such date is not a business day, the next business day) after the date of the Early Conversion (or such earlier date following the Initial Automatic Conversion Date as shall be approved by the Board of Directors and set forth in a Certificate of Notice filed with the SDAT), all of the remaining outstanding shares of Class B Common Stock shall automatically and without any action on the part of the holder thereof convert into an equal number of shares of Class A Common Stock. For the avoidance of doubt, in the event of such an Early Conversion, the terms of Section 6.2(b) shall not govern or apply and the terms of this Section 6.2(c) shall control.

Section 6.3               Preferred Stock. The Board of Directors may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time, into one or more classes or series of Shares; provided, however, that, upon Commencement of the Non-Traded IPO, the voting rights per Share (other than any publicly held Share) sold in a private offering shall not exceed the voting rights that bear the same relationship to the voting rights of a publicly held Share as the consideration paid to the Corporation for each privately offered Share bears to the book value of each outstanding publicly held Share.

Section 6.4               Classified or Reclassified Shares. Prior to issuance of classified or reclassified Shares of any class or series, the Board of Directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of Shares; (b) specify the number of Shares to be included in the class or series; (c) set or change, subject to the provisions of Article VII and subject to the express terms of any class or series of Shares outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other Distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland (“SDAT”). Any of the terms of any class or series of Shares set or changed pursuant to clause (c) of this Section 6.4 may be made dependent upon facts or events ascertainable outside the Charter (including determinations by the Board of Directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of Shares is clearly and expressly set forth in the articles supplementary or other charter document.

Section 6.5              Stockholders’ Action. Except as may be provided by the Board of Directors in setting the terms of any class or series of stock, Stockholder action may be taken at an annual meeting of Stockholders of the Corporation or at a special meeting of Stockholders of the Corporation. Any action required or permitted to be taken at any meeting of the holders of Common Stock entitled to vote generally in the election of Directors may be taken without a meeting by consent, in writing or by electronic transmission, in any manner and by any vote permitted by the MGCL and set forth in the Bylaws.

Section 6.6              Charter and Bylaws. The rights of all Stockholders and the terms of all Shares are subject to the provisions of the Charter and the Bylaws. The Board of Directors shall have the exclusive power to adopt, alter or repeal any provision of the Bylaws and to make new Bylaws.

Section 6.7              Distributions. The Board of Directors from time to time may authorize the Corporation to declare and pay to Stockholders such dividends or other Distributions in cash or other assets of the Corporation or in securities of the Corporation, including in Shares of one class or series payable to holders of Shares of another class or series, or from any other source as the Board of Directors in its sole and absolute discretion shall determine. The exercise of the powers and rights of the Board of Directors pursuant to this Section 6.7 shall be subject to the provisions of any class or series of Shares at the time outstanding. Following the Commencement of the Non-Traded IPO, Distributions in kind shall not be permitted, except for Distributions of readily marketable securities, Distributions of beneficial interests in a liquidating trust established for the dissolution of the Corporation and the liquidation of its assets in accordance with the terms of the Charter or Distributions of in-kind property in which (a) the Board advises each Stockholder of the risks associated with direct ownership of the property, (b) the Board offers each Stockholder the election of receiving such in-kind property Distributions and (c) in-kind property Distributions are made only to those Stockholders that accept such offer.

Section 6.8               Suitability of Stockholders. Upon Commencement of the Non-Traded IPO and until Listing, the following provisions shall apply to the sale of Common Stock to the public pursuant to any Public Offering:

(a)              Investor Suitability Standards. Subject to suitability standards established by individual states, to purchase Common Stock, if such prospective Stockholder is an individual (including an individual beneficiary of a purchasing individual retirement account), or if the prospective Stockholder is a fiduciary (such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Gifts to Minors Act), such individual or fiduciary, as the case may be, must represent to the Corporation, among other requirements as the Corporation may require from time to time:

(i)      that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Common Stock) has a minimum annual gross income of $70,000 and a net worth (excluding home, furnishings and automobiles) of not less than $70,000; or

(ii)      that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Common Stock) has a net worth (excluding home, furnishings and automobiles) of not less than $250,000.

(b)              Determination of Suitability of Sale. Upon Commencement of the Non-Traded IPO, the Sponsor and each Person selling Common Stock on behalf of the Corporation and each broker or dealer or registered investment advisor or other qualified financial institution recommending the purchase of Common Stock to a customer shall make every reasonable effort to determine that the purchase of Common Stock by a Stockholder is a suitable and appropriate investment for such Stockholder. In making this determination in connection with any Public Offering, the Sponsor or each Person selling Common Stock on behalf of the Corporation, or each broker or dealer or registered investment adviser recommending the purchase of Common Stock to a customer shall ascertain that the prospective Stockholder: (a) meets the minimum income and net worth standards established for purchasing Common Stock; (b) can reasonably benefit from an investment in Common Stock based on the prospective Stockholder’s overall investment objectives and portfolio structure; (c) is able to bear the economic risk of the investment based on the prospective Stockholder’s overall financial situation; and (d) has apparent understanding of (i) the fundamental risks of the investment; (ii) the risk that the Stockholder may lose the entire investment; (iii) the lack of liquidity of the Common Stock; (iv) the restrictions on transferability of the Common Stock; and (v) the tax consequences of the investment.

The Sponsor or each Person selling Common Stock on behalf of the Corporation, or each broker or dealer or registered investment adviser recommending the purchase of Common Stock to a customer, shall make this determination with respect to each prospective Stockholder on the basis of information it has obtained from or on behalf of such prospective Stockholder, including information indirectly obtained from a prospective Stockholder through such Stockholder’s investment adviser, financial advisor or bank acting as a fiduciary. Relevant information for this purpose will include at least the age, investment objectives, investment experiences, income, net worth, financial situation and other investments of the prospective Stockholder, as well as any other pertinent factors.

The Sponsor or each Person selling Common Stock on behalf of the Corporation, or each broker or dealer or registered investment adviser recommending the purchase of Common Stock to a customer shall maintain records of the information used to determine that an investment in Common Stock is suitable and appropriate for a Stockholder. The Sponsor or each Person selling Common Stock on behalf of the Corporation, or each broker or dealer or registered investment adviser recommending the purchase of Common Stock to a customer shall maintain these records for at least six years.

The Sponsor and each Person selling Common Stock on behalf of the Corporation may each rely upon the following in satisfying its obligations under this Section 6.8(b): the Person directly recommending the purchase of Common Stock to a customer if that Person is a FINRA member broker or dealer that has entered into a selling agreement with the Sponsor or the Corporation or their Affiliates or (b) a registered investment adviser or other qualified financial institution that has entered into an agreement with the Sponsor or the Corporation or their Affiliates.

Section 6.9               Repurchase of Shares. The Board may establish, from time to time, a program or programs by which the Corporation voluntarily repurchases Shares from its Stockholders (each, a “Repurchase Plan”); provided, however, that any repurchase of Shares pursuant to any such Repurchase Plan does not impair the capital or operations of the Corporation. Upon Commencement of the Non-Traded IPO, neither the Sponsor, the Adviser, any member of the Board of Directors nor any Affiliate thereof may receive any fees arising out of the repurchase of Shares by the Corporation.

Section 6.10             Distribution Reinvestment Plan. The Board may establish, from time to time, a Distribution reinvestment plan or plans (each, a “Reinvestment Plan”). Under any such Reinvestment Plan, upon Commencement of the Non-Traded IPO, (a) all material information regarding Distributions to the holders of Common Stock and the effect of reinvesting such Distributions, including the tax consequences thereof, shall be provided to the holders of Common Stock not less often than annually, and (b) each holder of Common Stock participating in such Reinvestment Plan shall have a reasonable opportunity to withdraw from the Reinvestment Plan not less often than annually after receipt of the information required in clause (a) above.

ARTICLE VII

RESTRICTIONS ON TRANSFER AND OWNERSHIP OF SHARES

Section 7.1               Definitions. For the purpose of this Article VII, the following terms shall have the following meanings:

Aggregate Stock Ownership Limit. The term “Aggregate Stock Ownership Limit” shall mean not more than 9.8 percent (in value or in number of Shares, whichever is more restrictive) of the aggregate of the outstanding shares of Capital Stock, or such other percentage determined by the Board of Directors in accordance with Section 7.2.8.

Beneficial Ownership. The term “Beneficial Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee) and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

Business Day. The term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

Capital Stock. The term “Capital Stock” shall mean all classes or series of stock of the Corporation, including, without limitation, Common Stock and Preferred Stock.

Charitable Beneficiary. The term “Charitable Beneficiary” shall mean one or more beneficiaries of the Trust as determined pursuant to Section 7.3.6, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Common Stock Ownership Limit. The term “Common Stock Ownership Limit” shall mean not more than 9.8 percent (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock, or such other percentage determined by the Board of Directors in accordance with Section 7.2.8.

Constructive Ownership. The term “Constructive Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee) and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

Excepted Holder. The term “Excepted Holder” shall mean a Person for whom an Excepted Holder Limit is created by the Charter or by the Board of Directors pursuant to Section 7.2.7.

Excepted Holder Limit. The term “Excepted Holder Limit” shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Directors pursuant to Section 7.2.7 and subject to adjustment pursuant to Section 7.2.7(d), the percentage limit established by the Board of Directors pursuant to Section 7.2.7.

Initial Date. The term “Initial Date” shall mean the date of the initial contribution of assets to the Corporation.

Market Price. The term “Market Price” on any date shall mean, with respect to any class or series of outstanding shares of Capital Stock, the Closing Price for such Capital Stock on such date. The “Closing Price” on any date shall mean the last sale price for such Capital Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Capital Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Capital Stock is not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over- the-counter market, as reported by the principal automated quotation system that may then be in use or, if such Capital Stock is not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Capital Stock selected by the Board of Directors or, in the event that no trading price is available for such Capital Stock, the fair market value of the Capital Stock, as determined by the Board of Directors.

NYSE. The term “NYSE” shall mean the New York Stock Exchange, Inc.

Person. The term “Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act, and a group to which an Excepted Holder Limit applies.

Preferred Stock Ownership Limit. The term “Preferred Stock Ownership Limit” shall mean not more than 9.8 percent (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of any class or series of Preferred Stock, or such other percentage determined by the Board of Directors in accordance with Section 7.2.8.

Prohibited Owner. The term “Prohibited Owner” shall mean, with respect to any purported Transfer, any Person who, but for the provisions of this Article VII, would Beneficially Own or Constructively Own shares of Capital Stock in violation of Section 7.2.1, and if appropriate in the context, shall also mean any Person who would have been the record owner of the shares that the Prohibited Owner would have so owned.

Restriction Termination Date. The term “Restriction Termination Date” shall mean the first day after the Initial Date on which the Board of Directors determines pursuant to Section 5.6 of the Charter that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required in order for the Corporation to qualify as a REIT.

Transfer. The term “Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire or change its Beneficial Ownership or Constructive Ownership, of Capital Stock or the right to vote (other than solely pursuant to a revocable proxy) or receive dividends on Capital Stock, or any agreement to take any such actions or cause any such events, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Capital Stock or any interest in Capital Stock or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Capital Stock; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

Trust. The term “Trust” shall mean any trust provided for in Section 7.3.1.

Trustee. The term “Trustee” shall mean the Person unaffiliated with the Corporation and a Prohibited Owner, that is appointed by the Corporation to serve as trustee of the Trust.

Section 7.2               Capital Stock.

Section 7.2.1            Ownership Limitations. During the period commencing on the Initial Date and prior to the Restriction Termination Date, but subject to Section 7.4:

(a)              Basic Restrictions.

(i)                 (1) No Person, other than a Person exempted pursuant to Section 7.2.7 or an Excepted Holder, shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit, (2) no Person, other than a Person exempted pursuant to Section 7.2.7 or an Excepted Holder, shall Beneficially Own or Constructively Own shares of Common Stock in excess of the Common Stock Ownership Limit, (3) no Person, other than a Person exempted pursuant to Section 7.2.7 or an Excepted Holder, shall Beneficially Own or Constructively Own shares of Preferred Stock in excess of the Preferred Stock Ownership Limit and (4) no Excepted Holder shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Excepted Holder Limit for such Excepted Holder.

(ii)                 (No Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent that such Beneficial Ownership or Constructive Ownership of Capital Stock would result in the Corporation (1) being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or (2) otherwise failing to qualify as a REIT.

(iii)               Any Transfer of shares of Capital Stock that, if effective, would result in the Capital Stock being beneficially owned by fewer than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

(b)              Transfer in Trust. If any Transfer of shares of Capital Stock occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Capital Stock in violation of Section 7.2.1(a)(i) or (ii),

(i)                  then that number of shares of the Capital Stock the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 7.2.1(a)(i) or (ii) (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 7.3, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such shares; or

(ii)                 if the transfer to the Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 7.2.1(a)(i) or (ii), then the Transfer of that number of shares of Capital Stock that otherwise would cause any Person to violate Section 7.2.1(a)(i) or (ii) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

(iii)                To the extent that, upon a transfer of shares of Capital Stock pursuant to this Section 7.2.1(b), a violation of any provision of this Article VII would nonetheless be continuing (for example where the ownership of shares of Capital Stock by a single Trust would violate the 100 stockholder requirement applicable to REITs), then shares of Capital Stock shall be transferred to that number of Trusts, each having a distinct Trustee and a Charitable Beneficiary or Charitable Beneficiaries that are distinct from those of each other Trust, such that there is no violation of any provision of this Article VII.

Section 7.2.2            Remedies for Breach. If the Board of Directors shall at any time determine that a Transfer or other event has taken place that results in a violation of Section 7.2.1 or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Capital Stock in violation of Section 7.2.1 (whether or not such violation is intended), the Board of Directors may take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 7.2.1 shall automatically result in the transfer to the Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors.

Section 7.2.3           Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of Capital Stock that will or may violate Section 7.2.1(a) or any Person who would have owned shares of Capital Stock that resulted in a transfer to the Trust pursuant to the provisions of Section 7.2.1(b) shall immediately give written notice to the Corporation of such event or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation’s qualification as a REIT.

Section 7.2.4            Owners Required to Provide Information. From the Initial Date and prior to the Restriction Termination Date:

(a)              every owner of five percent or more (or such lower percentage as required by the Code or the U.S. Treasury Department regulations promulgated thereunder) of the outstanding shares of Capital Stock, within 30 days after the end of each taxable year, shall give written notice to the Corporation stating the name and address of such owner, the number of shares of each class and series of Capital Stock Beneficially Owned and a description of the manner in which such shares are held. Each such owner shall provide promptly to the Corporation in writing such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation’s qualification as a REIT and to ensure compliance with the Common Stock Ownership Limit, the Preferred Stock Ownership Limit and the Aggregate Stock Ownership Limit; and

(b)              each Person who is a Beneficial Owner or Constructive Owner of Capital Stock and each Person (including the stockholder of record) who is holding Capital Stock for a Beneficial Owner or Constructive Owner shall provide promptly to the Corporation in writing such information as the Corporation may request, in order to determine the Corporation’s qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Section 7.2.5            Remedies Not Limited. Subject to Section 5.6 of the Charter, nothing contained in this Section 7.2 shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation in preserving the Corporation’s qualification as a REIT.

Section 7.2.6            Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 7.2, Section 7.3, or any definition contained in Section 7.1, the Board of Directors may determine the application of the provisions of this Section 7.2 or Section 7.3 or any such definition with respect to any situation based on the facts known to it. In the event Section 7.2 or 7.3 requires an action by the Board of Directors and the Charter fails to provide specific guidance with respect to such action, the Board of Directors may determine the action to be taken so long as such action is not contrary to the provisions of Sections 7.1, 7.2 or 7.3. Absent a decision to the contrary by the Board of Directors (which the Board may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 7.2.2) acquired Beneficial Ownership or Constructive Ownership of Capital Stock in violation of Section 7.2.1, such remedies (as applicable) shall apply first to the shares of Capital Stock which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Capital Stock based upon the relative number of the shares of Capital Stock held by each such Person.

Section 7.2.7             Exceptions.

(a)              Subject to Section 7.2.1(a)(ii) and upon receipt of such representations and agreements as the Board of Directors may require, the Board of Directors may exempt (prospectively or retroactively) a Person from the Aggregate Stock Ownership Limit, the Preferred Stock Ownership Limit and/or the Common Stock Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person.

(b)              Prior to granting any exception pursuant to Section 7.2.7(a), the Board of Directors may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation’s qualification as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

(c)            Subject to Section 7.2.1(a)(ii), an underwriter which participates in a public offering or a private placement of Capital Stock (or securities convertible into or exchangeable for Capital Stock) may Beneficially Own or Constructively Own shares of Capital Stock (or securities convertible into or exchangeable for Capital Stock) in excess of the Aggregate Stock Ownership Limit, the Preferred Stock Ownership Limit, the Common Stock Ownership Limit, or all such limits, but only to the extent necessary to facilitate such public offering or private placement.

(d)             The Board of Directors may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, (2) unless the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder provide otherwise, at any time after the Excepted Holder no longer Beneficially Owns or Constructively Owns shares of Capital Stock in excess of the Aggregate Stock Ownership Limit, the Preferred Stock Ownership Limit or the Common Stock Ownership Limit, or (3) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Aggregate Stock Ownership Limit, the Preferred Stock Ownership Limit and/or the Common Stock Ownership Limit, as the case may be.

Section 7.2.8            Increase or Decrease in Aggregate Stock Ownership Limit, Preferred Stock Ownership Limit and Common Stock Ownership Limit.

(a)              Subject to Section 7.2.1(a)(ii), the Board of Directors may from time to time increase or decrease the Common Stock Ownership Limit, the Preferred Stock Ownership Limit and the Aggregate Stock Ownership Limit, or any of them; provided, however, that any decreased Common Stock Ownership Limit, the Preferred Stock Ownership Limit and/or Aggregate Stock Ownership Limit will not be effective for any Person whose percentage of ownership of Common Stock, Preferred Stock of any class or series and/or Capital Stock, as applicable, is in excess of such decreased Common Stock Ownership Limit, Preferred Stock Ownership Limit and/or Aggregate Stock Ownership Limit until such time as such Person’s percentage of ownership of Common Stock, Preferred Stock of any class or series and/or Capital Stock, as applicable, equals or falls below the decreased Common Stock Ownership Limit, Preferred Stock Ownership Limit and/or Aggregate Stock Ownership Limit, but any further acquisition of Common Stock, Preferred Stock of any class or series or Capital Stock in excess of such percentage of ownership of Common Stock, Preferred Stock of such class or series or Capital Stock will be in violation of the Common Stock Ownership Limit, Preferred Stock Ownership Limit and/or Aggregate Stock Ownership Limit, as applicable.

(b)              Prior to increasing or decreasing the Common Stock Ownership Limit, the Preferred Stock Ownership Limit or the Aggregate Stock Ownership Limit, or any of them, pursuant to Section 7.2.8(a), the Board of Directors may require such opinions of counsel, affidavits, undertakings or agreements, in any case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation’s qualification as a REIT.

Section 7.2.9             Legend. Each certificate for Shares, if certificated, shall bear substantially the following legend:

The shares represented by this certificate are subject to restrictions on Beneficial Ownership and Constructive Ownership and Transfer for the purpose, among others, of the Corporation’s maintenance of its qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Corporation’s charter, (i) no Person may Beneficially Own or Constructively Own shares of Common Stock in excess of 9.8 percent (in value or number of shares, whichever is more restrictive) of the outstanding shares of Common Stock unless such Person is exempt from such limitation or is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially Own or Constructively Own shares of any class or series of Preferred Stock in excess of 9.8 percent (in value or number of shares, whichever is more restrictive) of the outstanding shares of such class or series of Preferred Stock unless such Person is exempt from such limitation or is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially Own or Constructively Own shares of Capital Stock in excess of 9.8 percent (in value or number of shares, whichever is more restrictive) of the total outstanding shares of Capital Stock, unless such Person is exempt from such limitation or is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iv) no Person may Beneficially Own or Constructively Own Capital Stock that would result in the Corporation (1) being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or (2) otherwise failing to qualify as a REIT; and (v) any Transfer of shares of Capital Stock that, if effective would result in the Capital Stock being beneficially owned by less than 100 persons (as determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of the Capital Stock. Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially Own or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice. If any of the restrictions on transfer or ownership as set forth in (i) through (iv) above are violated, the shares of Capital Stock in excess or in violation of the above limitations will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may redeem shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described in (i) through (iv) above may be void ab initio.

Upon Commencement of the Non-Traded IPO and until such time as the Common Stock is listed on a national securities exchange, to purchase Common Stock in a Public Offering, if such prospective Stockholder is an individual (including an individual beneficiary of a purchasing individual retirement account), or if the prospective Stockholder is a fiduciary (such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Gifts to Minors Act), such individual or fiduciary, as the case may be, must represent to the Corporation, among other requirements as the Corporation may require from time to time:

(a)       that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Common Stock) has a minimum annual gross income of $70,000 and a net worth (excluding home, furnishings and automobiles) of not less than $70,000; or

(b)       that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Common Stock) has a net worth (excluding home, furnishings and automobiles) of not less than $250,000. Subject to certain individual state requirements and except with respect to the issuance of Common Stock under the Reinvestment Plan, no transfer of Common Stock for value of less than the applicable amounts set forth in the Prospectus as of the date of such sale or transfer, or such other amounts as determined by the Board, will be permitted.

All capitalized terms in this legend have the meanings defined in the charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Shares on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its principal office.

Instead of the foregoing legend, any certificate or written statement of information delivered in lieu of a certificate may state that the Corporation will furnish a full statement about certain restrictions on transferability to a Stockholder on request and without charge.

Section 7.3               Transfer of Capital Stock in Trust.

Section 7.3.1           Ownership in Trust. Upon any purported Transfer or other event described in Section 7.2.1(b) that would result in a transfer of shares of Capital Stock to a Trust, such shares of Capital Stock shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Trust pursuant to Section 7.2.1(b). The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 7.3.6.

Section 7.3.2           Status of Shares Held by the Trustee. Shares of Capital Stock held by the Trustee shall be issued and outstanding shares of Capital Stock. The Prohibited Owner shall have no rights in the shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends or other Distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.

Section 7.3.3           Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends or other Distributions with respect to shares of Capital Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other Distribution paid prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee shall be paid by the recipient of such dividend or Distribution to the Trustee upon demand and any dividend or other Distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or other Distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Trust and, subject to Maryland law, effective as of the date that the shares of Capital Stock have been transferred to the Trust, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article VII, until the Corporation has received notification that shares of Capital Stock have been transferred into a Trust, the Corporation shall be entitled to rely on its share transfer and other Stockholder records for purposes of preparing lists of Stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes and determining the other rights of Stockholders.

Section 7.3.4           Sale of Shares by Trustee. Within 20 days of receiving notice from the Corporation that shares of Capital Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 7.2.1(a). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 7.3.4. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the event causing the shares to be held in the Trust did not involve a purchase of such shares at Market Price, the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (2) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares held in the Trust. The Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and other Distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 7.3.3 of this Article VII. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary, together with any other amounts held by the Trustee with respect to such shares for the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 7.3.4, such excess shall be paid to the Trustee upon demand.

Section 7.3.5           Purchase Right in Stock Transferred to the Trustee. Shares of Capital Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such Transfer to the Trust (or, if the event that resulted in the Transfer to the Trust did not involve a purchase of such shares at Market Price, the Market Price of such shares on the day of the event that resulted in the Transfer of such shares to the Trust) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation may reduce the amount payable to the Trustee by the amount of dividends and other Distributions which has been paid to the Prohibited Owner and is owed by the Prohibited Owner to the Trustee pursuant to Section 7.3.3 of this Article VII. The Corporation may pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary. The Corporation shall have the right to accept such offer until the Trustee has sold the shares held in the Trust pursuant to Section 7.3.4. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and any dividends or other Distributions, together with any other amounts, held by the Trustee with respect to such shares shall be paid to the Charitable Beneficiary.

Section 7.3.6           Designation of Charitable Beneficiaries. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that the shares of Capital Stock held in the Trust would not violate the restrictions set forth in Section 7.2.1(a) in the hands of such Charitable Beneficiary. Neither the failure of the Corporation to make such designation nor the failure of the Corporation to appoint the Trustee before the automatic transfer provided in Section 7.2.1(b) shall make such transfer ineffective, provided that the Corporation thereafter makes such designation and appointment.

Section 7.4               NYSE Transactions. Nothing in this Article VII shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article VII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VII.

Section 7.5               Enforcement. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VII.

Section 7.6               Non-Waiver. No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

Section 7.7               Severability. If any provision of this Article VII or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provisions shall be affected only to the extent necessary to comply with the determination of such court.

ARTICLE VIII

AMENDMENTS

The Corporation reserves the right from time to time to make any amendment to the Charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any Shares. All rights and powers conferred by the Charter on Stockholders, Directors and officers are granted subject to this reservation. Except as set forth below and except for those amendments permitted to be made without Stockholder approval under Maryland law or by specific provision in the Charter, any amendment to the Charter shall be valid only if declared advisable by the Board of Directors and approved by the affirmative vote of a majority of all the votes entitled to be cast on the matter, including without limitation, (a) any amendment which would adversely affect the rights, preferences and privileges of the Stockholders and (b) any amendment to Sections 5.10 and 5.12 of Article V, Article IX, Article XI, Article XII and Article XIV hereof and this Article VIII (or any other amendment of the Charter that would have the effect of amending such sections). Notwithstanding the foregoing, prior to the Commencement of the Non-Traded IPO, any amendment to Section 5.7, Article VII or to this sentence of the Charter shall be valid only if declared advisable by the Board of Directors and approved by the affirmative vote of Stockholders entitled to cast at least two-thirds of all the votes entitled to be cast on the matter.

ARTICLE IX

LIMITATION OF LIABILITY AND INDEMNIFICATION

Section 9.1               Limitation of Stockholder Liability. No Stockholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Corporation by reason of being a Stockholder, nor shall any Stockholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the assets or the affairs of the Corporation by reason of being a Stockholder.

Section 9.2               Limitation of Director and Officer Liability.

(a)              Subject to any limitations set forth under Maryland law or in Section 9.2(b), no present or former Director or officer of the Corporation shall be liable to the Corporation or its Stockholders for money damages. Neither the amendment nor repeal of this Section 9.2(a), nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Section 9.2(a), shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

(b)              Notwithstanding anything to the contrary contained in 9.2(a) above, following the Commencement of the Non-Traded IPO, the Corporation shall not provide that a Director, the Adviser or any Affiliate of the Corporation or the Adviser (collectively, the “Indemnitees”) be held harmless for any loss or liability suffered by the Corporation, unless all of the following conditions are met:

(i)      The Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Corporation.

(ii)     The Indemnitee was acting on behalf of or performing services for the Corporation.

(iii)    Such liability or loss was not the result of (A) negligence or misconduct, in the case that the Indemnitee is a Director (other than an Independent Director), the Adviser or an Affiliate of the Corporation or the Adviser or (B) gross negligence or willful misconduct, in the case that the Indemnitee is an Independent Director.

(iv)    Such agreement to hold harmless is recoverable only out of Net Assets and not from the Stockholders.

Section 9.3               Indemnification.

(a)              Subject to any limitations set forth under Maryland law or in paragraph (b) or (c) below or Section 9.4 below, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former Director or officer of the Corporation and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity, (ii) any individual who, while a Director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity or (iii) the Adviser or any of its Affiliates acting as an agent of the Corporation who is made or threatened to be made a party to, or witness in, the proceeding by reason of its service in that capacity. The rights to indemnification and advancement of expenses provided to a Director or officer hereby shall vest immediately upon election of such Director or officer. The Corporation may, with the approval of the Board of Directors or any duly authorized committee thereof, provide such indemnification and advance for expenses to a Person who served a predecessor of the Corporation in any of the capacities described in (i) or (ii) above and to any employee or agent of the Corporation or a predecessor of the Corporation. The Board may take such action as is necessary to carry out this Section 9.3(a). No amendment of the Charter or repeal of any of its provisions shall limit or eliminate the right of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

(b)              Notwithstanding anything to the contrary contained in Section 9.3(a) above, upon Commencement of the Non-Traded IPO, the Corporation shall not provide for indemnification of an Indemnitee for any liability or loss suffered by such Indemnitee, unless all of the following conditions are met:

(i)      The Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Corporation.

(ii)     The Indemnitee was acting on behalf of or performing services for the Corporation.

(iii)    Such liability or loss was not the result of (A) negligence or misconduct, in the case that the Indemnitee is a Director (other than an Independent Director), the Adviser or an Affiliate of the Corporation or the Adviser or (B) gross negligence or willful misconduct, in the case that the Indemnitee is an Independent Director.

(iv)    Such indemnification or agreement to hold harmless is recoverable only out of Net Assets and not from the Stockholders.

(c)              Notwithstanding anything to the contrary contained in Section 9.3(a) above, upon Commencement of the Non-Traded IPO, the Corporation shall not provide indemnification to an Indemnitee or any Person acting as a broker-dealer for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities were offered or sold as to indemnification for violations of securities laws.

Section 9.4              Payment of Expenses. Upon Commencement of the Non-Traded IPO, the Corporation may pay or reimburse reasonable legal expenses and other costs incurred by an Indemnitee in advance of final disposition of a proceeding only if all of the following are satisfied: (a) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Corporation, (b) the Indemnitee provides the Corporation with written affirmation of the Indemnitee’s good faith belief that the Indemnitee has met the standard of conduct necessary for indemnification by the Corporation as authorized by Section 9.3 hereof, (c) the legal proceeding was initiated by a third party who is not a Stockholder or, if by a Stockholder of the Corporation acting in his or her capacity as such, a court of competent jurisdiction approves such advancement, and (d) the Indemnitee provides the Corporation with a written agreement to repay the amount paid or reimbursed by the Corporation, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct and is not entitled to indemnification.

Section 9.5              Express Exculpatory Clauses in Instruments. Neither the Stockholders nor the Directors, officers, employees or agents of the Corporation shall be liable under any written instrument creating an obligation of the Corporation by reason of their being Stockholders, Directors, officers, employees or agents of the Corporation, and all Persons shall look solely to the Corporation’s assets for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any Stockholder, Director, officer, employee or agent liable thereunder to any third party, nor shall the Directors or any officer, employee or agent of the Corporation be liable to anyone as a result of such omission.

ARTICLE X

ADVISER

Section 10.1             Appointment of Adviser and Initial Investment. The Board is responsible for setting the general policies of the Corporation and for the general supervision of its business conducted by officers, agents, employees, advisors or independent contractors of the Corporation. However, the Board is not required personally to conduct the business of the Corporation, and it may (but need not) appoint, employ or contract with any Person (including a Person that is an Affiliate of any Director) as an Adviser and may grant or delegate such authority to the Adviser as the Board may, in its sole discretion, deem necessary or desirable. Upon Commencement of the Non-Traded IPO, the term of retention of any Adviser shall not exceed one year, although there is no limit to the number of times that a particular Adviser may be retained. Prior to the Commencement of the Non-Traded IPO, the Sponsor or an Affiliate thereof must make an Initial Investment of $200,000 in the Corporation. The Sponsor or such Affiliate may not sell the Initial Investment while the Sponsor or any Affiliate thereof serves as the Sponsor but may transfer the Initial Investment to other Affiliates.

Section 10.2            Supervision of Adviser. The Board shall review and evaluate the qualifications of the Adviser before entering into and shall evaluate the performance of the Adviser before renewing, an Advisory Agreement, and the criteria used in such evaluation shall be reflected in the minutes of the meetings of the Board. The Board may exercise broad discretion in allowing the Adviser to administer and regulate the operations and investment activities of the Corporation, to act as agent for the Corporation, to execute documents on behalf of the Corporation and to make executive decisions that conform to general policies and principles established by the Board. The Board shall monitor the Adviser to assure that the administrative procedures, operations and programs of the Corporation are in the best interests of the Stockholders and are fulfilled. In addition, the following shall apply upon Commencement of the Non-Traded IPO:

(a)              The Independent Directors will be responsible for reviewing, from time to time and at least annually, the fees and expenses of the Corporation to determine that the fees and expenses incurred are reasonable in light of the investment performance of the Corporation, its Net Assets, its Net Income and the fees and expenses of other comparable unaffiliated REITs. Each such determination shall be reflected in the minutes of the meetings of the Board.

(b)              The Independent Directors also will be responsible for reviewing, from time to time and at least annually, the performance of the Adviser and determining that compensation to be paid to the Adviser is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by the Charter.

(c)              The Independent Directors shall also supervise the performance of the Adviser and the compensation paid to the Adviser by the Corporation in order to determine that the provisions of the Advisory Agreement are being carried out. Specifically, the Independent Directors will consider factors such as (a) the amount of the fee paid to the Adviser in relation to the size, composition and performance of the Assets of the Corporation, (b) the success of the Adviser in generating opportunities that meet the investment objectives of the Corporation, (c) rates charged to other REITs and to investors other than REITs by advisors performing the same or similar services, (d) additional revenues realized by the Adviser and its Affiliates through their relationship with the Corporation, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Corporation or by others with whom the Corporation does business, (e) the quality and extent of service and advice furnished by the Adviser, (f) the performance of the Assets of the Corporation, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations, and (g) the quality of the Assets of the Corporation relative to the investments generated by the Adviser for its own account. The Independent Directors may also consider all other factors that they deem relevant, and the findings of the Independent Directors on each of the factors considered shall be recorded in the minutes of the Board.

(d)              The Board shall determine whether any successor Adviser possesses sufficient qualifications to perform the advisory function for the Corporation and whether the compensation provided for in its contract with the Corporation is justified.

Section 10.3             Fiduciary Obligations. The Adviser shall have a fiduciary responsibility and duty to the Corporation and to the Stockholders.

Section 10.4             Term and Termination. Upon Commencement of the Non-Traded IPO, the Advisory Agreement shall have a term of no more than one year, subject to an unlimited number of successive one-year renewals upon mutual consent of the parties. Upon Commencement of the Non-Traded IPO, a majority of the Independent Directors may terminate the Advisory Agreement on 60 days’ written notice without cause or penalty, and, in such event, the Adviser will cooperate with, and take all reasonable steps requested to assist, the Corporation and the Board in making an orderly transition of the advisory function.

Section 10.5            Disposition Fee on Sale of Property. The Corporation may pay the Adviser a real estate commission upon the Sale of one or more Properties; provided, however, that, upon Commencement of the Non-Traded IPO, such real estate commission shall not exceed the lesser of (a) one-half of the Competitive Real Estate Commission or (b) 3% of the sales price of such Property or Properties. Upon Commencement of the Non-Traded IPO, payment of such fee may be made only if the Adviser provides a substantial amount of services in connection with the Sale of such Property or Properties, as determined by a majority of the Independent Directors. In addition, upon Commencement of the Non-Traded IPO, the amount paid when added to all other real estate commissions paid to unaffiliated parties in connection with such Sale shall not exceed the lesser of the Competitive Real Estate Commission or an amount equal to 6% of the sales price of such Property or Properties.

Section 10.6             Incentive Fees. The Corporation may pay the Advisor an interest in the gain from the Sale of Assets, for which full consideration is not paid in cash or property of equivalent value; provided, however, that, upon Commencement of the Non-Traded IPO, the amount or percentage of such interest shall be reasonable. Such an interest in gain from the Sale of Assets shall be considered presumptively reasonable if it does not exceed 15% of the balance of such net proceeds remaining after payment to holders of Common Stock, in the aggregate, of an amount equal to 100% of the Invested Capital, plus an amount equal to 6% of the Invested Capital per annum cumulative. Upon Commencement of the Non-Traded IPO, in the case of multiple Advisers, such Adviser and any of their Affiliates shall be allowed such fees provided such fees are distributed by a proportional method reasonably designed to reflect the value added to the Assets by each respective Adviser or any Affiliate.

Section 10.7            Acquisition Fees. The Corporation may pay the Adviser and its Affiliates fees for the review and evaluation of potential investments in Assets of the Corporation; provided, however, that, upon Commencement of the Non-Traded IPO, the total of all Acquisition Fees and Acquisition Expenses shall be reasonable, and shall not exceed an amount equal to 6% of the Contract Purchase Price or, in the case of a Mortgage, 6% of the funds advanced; and provided, further, that a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction may approve fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to the Corporation.

Section 10.8             Reimbursement for Total Operating Expenses. The Corporation may reimburse the Adviser, at the end of each fiscal quarter, for Total Operating Expenses paid by the Adviser; provided, however, that, following the fourth fiscal quarter after the quarter in which the Commencement of the Non-Traded IPO occurs, the Corporation shall not reimburse the Adviser at the end of any fiscal quarter for Total Operating Expenses that, in the four consecutive fiscal quarters then ended, exceed the greater of 2% of Average Invested Assets or 25% of Net Income (the “2%/25% Guidelines”) for such four fiscal quarters. Upon Commencement of the Non-Traded IPO, the Independent Directors shall have the fiduciary responsibility of limiting Total Operating Expenses to amounts that do not exceed the 2%/25% Guidelines unless they have made a finding that, based on such unusual and non-recurring factors that they deem sufficient, a higher level of expenses (an “Excess Amount”) is justified. Within 60 days after the end of any fiscal quarter of the Corporation for which there is an Excess Amount that the Independent Directors conclude was justified, there shall be sent to the holders of Common Stock a written disclosure of such fact (or shall be disclosed to the holders of Common Stock in the next Quarterly Report on Form 10-Q of the Corporation or by filing a Current Report on Form 8-K with the SEC within 60 days of such quarter end), together with an explanation of the factors the Independent Directors considered in determining that such Excess Amount was justified. Any such finding and the reasons in support thereof shall be reflected in the minutes of the meetings of the Board. In the event that the Independent Directors do not determine that such Excess Amount is justified, the Adviser shall pay the Corporation the amount by which the expenses exceeded the 2%/25% Guidelines.

ARTICLE XI

INVESTMENT POLICIES AND LIMITATIONS

Section 11.1            Review of Investment Policies. The Board shall establish written policies on investments and borrowing and shall monitor the administrative procedures, investment operations and performance of the Corporation and the Adviser to assure that such policies are carried out. The Independent Directors shall review the investment policies of the Corporation with sufficient frequency (and, upon Commencement of the Non-Traded IPO, not less often than annually) to determine that the policies being followed by the Corporation are in the best interests of its Stockholders. Each such determination and the basis therefor shall be set forth in the minutes of the meetings of the Board.

Section 11.2             Certain Investment Restrictions.

(a)              Subject to any limitations in Section 11.3, the Corporation may invest in equity securities, provided that, upon Commencement of the Non-Traded IPO, such investment shall be permitted only if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable.

(b)              The Corporation may invest in Joint Ventures with the Sponsor, the Adviser, one or more Directors or any Affiliate thereof, provided that, upon Commencement of the Non-Traded IPO, a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction must approve such investment as being fair and reasonable to the Corporation and on substantially the same terms and conditions as, or more favorable than, those received by other joint venturers.

Section 11.3             Investment and Other Limitations. In addition to other investment restrictions and guidelines imposed by the Board from time to time, consistent with the Corporation’s objective of qualifying as a REIT, the following limitations shall apply upon Commencement of the Non-Traded IPO:

(a)              Not more than 10% of the Corporation’s total Assets shall be invested in Unimproved Real Property or indebtedness secured by a deed of trust or Mortgages on Unimproved Real Property.

(b)              The Corporation shall not invest in commodities or commodity future contracts. This limitation is not intended to apply to derivatives related to non-commodity investments, including futures contracts when used solely for the purpose of hedging in connection with the Corporation’s ordinary business of investing in real estate assets, Mortgages and Real Estate-Related Securities.

(c)              The Corporation shall not invest in or make any Mortgage (excluding any investments in mortgage pools, commercial mortgage-backed securities or residential mortgage-backed securities) unless an appraisal is obtained concerning the underlying property, except for those loans insured or guaranteed by a government or government agency. In cases in which a majority of Independent Directors so determine, and in all cases in which the transaction is with the Adviser, the Sponsor, any Director or any Affiliate thereof, such appraisal of the underlying property must be obtained from an Independent Appraiser. Such appraisal shall be maintained in the Corporation’s records for at least five years and shall be available for inspection and duplication by any holder of Common Stock. In addition to the appraisal, a mortgagee’s or owner’s title insurance policy as to the priority of the Mortgage or condition of the title must be obtained.

(d)              The Corporation shall not invest in or make any Mortgage, including a construction loan but excluding any investments in mortgage pools, commercial mortgage-backed securities or residential mortgage-backed securities, on any one Real Property if the aggregate amount of all mortgage loans on such Real Property, including the loans of the Corporation, would exceed an amount equal to 85% of the appraised value of such Real Property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the “aggregate amount of all mortgage loans on such Real Property, including the loans of the Corporation” shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

(e)              The Corporation shall not make or invest in any Mortgages (excluding any investments in mortgage pools, commercial mortgage-backed securities or residential mortgage-backed securities) that are subordinate to any lien or other indebtedness or equity interest of the Advisor, any Director, the Sponsor or any Affiliate of the Corporation.

(f)               The Corporation shall not issue (i) equity securities redeemable solely at the option of the holder (except that Stockholders may offer their Common Stock to the Corporation pursuant to any Repurchase Plan adopted by the Board on terms outlined in the Prospectus relating to any Offering, as such Repurchase Plan is thereafter amended in accordance with its terms); (ii) debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service that higher level of debt, as determined by the Board of Directors or a duly authorized officer of the Corporation; (iii) equity securities on a deferred payment basis or under similar arrangements; or (iv) options or warrants to the Adviser, the Directors, the Sponsor or any Affiliate thereof except on the same terms as such options or warrants, if any, are sold to the general public. Options or warrants may be issued to Persons other than the Adviser, the Directors, the Sponsor or any Affiliate thereof, but not at exercise prices less than the fair market value of the underlying Securities on the date of grant and not for consideration (which may include services) that in the judgment of the Independent Directors has a market value less than the value of such option or warrant on the date of grant. Options or warrants granted to the Adviser, the Directors, the Sponsor or any Affiliate thereof shall not be exercisable for a number of Shares that exceeds 10% of the outstanding Shares on the date of grant. Following the Commencement of the Non-Traded IPO, the voting rights per Share (other than any publicly held Share) sold in a private offering shall not exceed the voting rights that bear the same relationship to the voting rights of a publicly held Share as the consideration paid to the Corporation for each privately offered Share bears to the book value of each outstanding publicly held Share.

(g)              A majority of Directors shall determine the consideration paid for Real Property acquired by the Corporation, which shall ordinarily be based on the fair market value of the Real Property as determined by a majority of Directors. If a majority of the Independent Directors on the Board of Directors or a duly authorized committee of the Board determines, or if the Real Property is acquired from the Adviser, a Director, the Sponsor or an Affiliate thereof, such fair market value shall be determined by a qualified Independent Appraiser selected by such Independent Directors.

(h)             The aggregate Leverage shall be reasonable in relation to the Net Assets and shall be reviewed by the Board at least quarterly. The maximum amount of such Leverage in relation to Net Assets shall not exceed 300%. Notwithstanding the foregoing, Leverage may exceed such limit if any excess in borrowing over such level is approved by a majority of the Independent Directors. Any such excess borrowing shall be disclosed to Stockholders in the next quarterly report of the Corporation following such borrowing, along with justification for such excess.

(i)               The Corporation shall not make any investment that the Corporation believes will cause it to be classified as an “investment company” under the Investment Company Act of 1940, as amended.

(j)               The Corporation will not make any investment that the Corporation believes will be inconsistent with its objectives of qualifying and remaining qualified as a REIT unless and until the Board determines, in its sole discretion, that REIT qualification is not in the best interests of the Corporation.

(k)              The Corporation shall not invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title.

(l)               The Corporation shall not engage in the business of underwriting or the agency distribution of securities issued by other Persons.

(m)             The Corporation shall not acquire interests or securities in any entity holding investments or engaging in activities prohibited by this Article XI except for investments in which the Corporation holds a non-controlling interest or investments in any entity having securities listed on a national securities exchange or included for quotation on an interdealer quotation system.

ARTICLE XII

CONFLICTS OF INTEREST

Section 12.1             Sales and Leases to the Corporation. Upon Commencement of the Non-Traded IPO, the Corporation may purchase or lease an asset or assets from the Sponsor, the Adviser, a Director or any Affiliate thereof only upon a finding by a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction that such transaction is fair and reasonable to the Corporation and at a price to the Corporation no greater than the cost of the asset to such Sponsor, Adviser, Director or Affiliate or, if the price to the Corporation is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. In no event shall the purchase price paid by the Corporation for any such asset exceed the asset’s current appraised value.

Section 12.2             Sales and Leases to the Sponsor, Adviser, Directors or Affiliates. Upon Commencement of the Non-Traded IPO, the Adviser, the Sponsor, a Director or any Affiliate thereof may purchase or lease an asset or assets from the Corporation only if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction determine that the transaction is fair and reasonable to the Corporation.

Section 12.3             Other Transactions.

(a)              Upon Commencement of the Non-Traded IPO, the Corporation shall not make loans to the Sponsor, the Adviser, a Director or any Affiliate thereof except Mortgages pursuant to Section 11.3(c), (d) and (e) hereof or loans to wholly owned subsidiaries of the Corporation. This restriction on loans applies only to advances of cash that are commonly viewed as loans, as determined by the Board of Directors, and does not apply to advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor does it limit the Corporation’s ability to advance reimbursable expenses incurred by Directors or officers or the Advisor or its Affiliates.

(b)              Upon Commencement of the Non-Traded IPO, the Corporation may not borrow money from the Sponsor, the Adviser, a Director or any Affiliate thereof, unless approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair, competitive, and commercially reasonable, and no less favorable to the Corporation than comparable loans between unaffiliated parties under the same circumstances.

(c)              Upon Commencement of the Non-Traded IPO, the Corporation shall not engage in any other transaction with the Sponsor, the Adviser, a Director or any Affiliate thereof unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction approve such transaction as fair and reasonable to the Corporation and on terms and conditions no less favorable to the Corporation than those available from unaffiliated third parties.

ARTICLE XIII

STOCKHOLDERS

Section 13.1             Meetings. There shall be an annual meeting of the Stockholders, to be held on such date and at such time and place as shall be determined by or in the manner prescribed in the Bylaws, at which the Directors shall be elected and any other proper business may be conducted; provided that, upon Commencement of the Non-Traded IPO, such annual meeting will be held upon reasonable notice and within a reasonable period (not less than 30 days) following delivery of the annual report. Upon Commencement of the Non-Traded IPO, the Board of Directors, including the Independent Directors, shall be required to take reasonable steps to ensure that this requirement is met. Prior to the Commencement of the Non-Traded IPO, a plurality of all the votes cast at a meeting of Stockholders duly called and at which a quorum is present shall be sufficient to elect a Director. Upon Commencement of the Non-Traded IPO, the holders of a majority of Shares entitled to vote who are present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to elect the Directors. Upon Commencement of the Non-Traded REIT IPO, a quorum shall be the presence in person or by proxy of Stockholders entitled to cast at least 50% of all the votes entitled to be cast at such meeting on any matter. Special meetings of Stockholders may be called in the manner provided in the Bylaws, including by the chief executive officer, the president or the chairperson of the board or by a majority of the Directors or a majority of the Independent Directors, and, upon Commencement of the Non-Traded IPO, shall be called by the secretary of the Corporation to act on any matter that may properly be considered at a meeting of Stockholders upon the written request of Stockholders entitled to cast not less than 10% of all the votes entitled to be cast on such matter at such meeting. Notice of any special meeting of Stockholders shall be given as provided in the Bylaws. If, following Commencement of the Non-Traded IPO, a meeting is called by the secretary upon the written request of Stockholders as described in this Section 13.1, notice of the special meeting shall be sent to all Stockholders within 10 days of the receipt of the written request and the special meeting shall be held at the time and place specified in the Stockholder request not less than 15 days nor more than 60 days after the delivery of the notice; provided, however, that if no time or place is so specified in the Stockholder request, at such time and place convenient to the Stockholders. If there are no Directors, the officers of the Corporation shall promptly call a special meeting of the Stockholders entitled to vote for the election of successor Directors. Any meeting may be adjourned and reconvened as the Board may determine or as otherwise provided in the Bylaws.

Section 13.2             Voting Rights of Stockholders. Subject to the mandatory provisions of any applicable laws or regulations, the holders of Common Stock shall be entitled to vote only on the following matters: (a) election or removal of Directors, without the necessity for concurrence by the Board; (b) amendment of the Charter as provided in Article VIII hereof; (c) dissolution of the Corporation; (d) a merger, conversion or consolidation of the Corporation, a statutory share exchange or the sale or other disposition of all or substantially all of the Corporation’s Assets; and (e) such other matters with respect to which the Board of Directors has adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to the Stockholders for approval or ratification. Upon Commencement of the Non-Traded IPO, without the approval of a majority of the Shares entitled to vote on the matter, the Board may not (i) amend the Charter to adversely affect the rights, preferences and privileges of the Stockholders; (ii) amend provisions of the Charter relating to Director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions; (iii) liquidate or dissolve the Corporation other than before the initial investment in Property; (iv) sell all or substantially all of the Corporation’s Assets other than in the ordinary course of business or as otherwise permitted by law; or (v) cause the merger or reorganization of the Corporation except as permitted by law.

Section 13.3             Voting Limitations on Shares Held by the Adviser, Directors and Affiliates. Upon Commencement of the Non-Traded IPO, with respect to Shares owned by the Adviser, any Director or any of their or the Corporation’s Affiliates, neither the Adviser, nor such Director(s), nor any of their or the Corporation’s Affiliates may vote or consent on matters submitted to the Stockholders regarding the removal of the Adviser, such Director(s) or any of their or the Corporation’s Affiliates or any transaction between the Corporation and any of them. In determining the requisite percentage in interest of Shares necessary to approve a matter on which the Adviser, such Director and any of their or the Corporation’s Affiliates may not vote or consent, any Shares owned by any of them shall not be included.

Section 13.4             Right of Inspection. Any holder of Common Stock and any designated representative thereof shall be permitted access to the records of the Corporation to which it is entitled under applicable law at all reasonable times and may inspect and copy any of them for a reasonable charge. Inspection of the Corporation’s books and records by the office or agency administering the securities laws of a jurisdiction shall be provided upon reasonable notice and during normal business hours.

Section 13.5             Access to Stockholder List. An alphabetical list of the names, addresses and telephone numbers of the holders of Common Stock, along with the number of Shares held by each of them (the “Stockholder List”), shall be maintained as part of the books and records of the Corporation and, upon Commencement of the Non-Traded IPO, shall be available for inspection by any holder of Common Stock or such holder’s designated agent at the home office of the Corporation upon the request of the holder of Common Stock. Upon Commencement of the Non-Traded IPO, the following provisions shall apply:

(a)              A copy of the Stockholder List shall be mailed to any holder of Common Stock so requesting within ten days of receipt by the Corporation of the request. The copy of the Stockholder List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than ten-point type). The Corporation may impose a reasonable charge for expenses incurred in reproduction pursuant to such holder’s request. The purposes for which a holder of Common Stock may request a copy of the Stockholder List include, without limitation, matters relating to such holder’s voting rights, the exercise of such holder’s rights under federal proxy laws and any other proper purpose. The Stockholder List shall be updated at least quarterly to reflect changes in the information contained therein.

(b)             If the Advisor or the Corporation neglects or refuses to exhibit, produce or mail a copy of the Stockholder List as requested, the Adviser and/or the Corporation, as the case may be, shall be liable to any holder of Common Stock requesting the Stockholder List for the costs, including reasonable attorneys’ fees, incurred by such holder of Common Stock for compelling the production of the Stockholder List, and for actual damages suffered by any holder of Common Stock by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Stockholder List is to secure the Stockholder List or other information for the purpose of selling the Stockholder List or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a holder of Common Stock relative to the affairs of the Corporation. The Corporation may require the holder of Common Stock requesting the Stockholder List to represent that the Stockholder List is not requested for a commercial purpose unrelated to such holder’s interest in the Corporation. The remedies provided hereunder to holders of Common Stock requesting copies of the Stockholder List are in addition to, and shall not in any way limit, other remedies available to holders of Common Stock under federal law or the laws of any state.

Section 13.6             Reports. For each fiscal year after the Commencement of the Non-Traded IPO, the Directors, including the Independent Directors, shall take reasonable steps to insure that the Corporation shall cause to be prepared and mailed or delivered to each holder of Common Stock as of a record date after the end of the fiscal year, within 120 days after the end of the fiscal year to which it relates, an annual report that shall include: (a) financial statements prepared in accordance with GAAP that are audited and reported on by independent certified public accountants; (b) the ratio of the costs of raising capital during the period to the capital raised; (c) the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Adviser and any Affiliate of the Advisor by the Corporation and including fees or charges paid to the Adviser and any Affiliate of the Adviser by third parties doing business with the Corporation; (d) the Total Operating Expenses of the Corporation, stated as a percentage of Average Invested Assets and as a percentage of its Net Income; (e) a report from the Independent Directors that the policies being followed by the Corporation are in the best interests of the holders of Common Stock and the basis for such determination; and (f) separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving the Corporation, the Directors, the Adviser, the Sponsors and any Affiliate thereof occurring in the year for which the annual report is made, and the Independent Directors shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions. Alternatively, such information may be provided in a proxy statement delivered with the annual report. The annual report and proxy statement may be delivered by any reasonable means, including through an electronic medium. Electronic delivery of the annual report or proxy statement shall comply with any then-applicable rules of the SEC.

Section 13.7             Tender Offers.

(a)              If any Person makes a tender offer for Shares, including, without limitation, a “mini-tender” offer, such Person (a “Bidder”) must comply with all of the provisions set forth in Regulation 14D of the Exchange Act, including, without limitation, disclosure and notice requirements, that would be applicable if the tender offer was for more than 5% of the outstanding Shares; provided, however, that such documents are not required to be filed with the SEC. In addition, any Bidder must provide notice to the Corporation at least 10 Business Days prior to initiating any such tender offer. If any Bidder initiates a tender offer without complying with the foregoing (a “Non-Compliant Tender Offer”), the Corporation may elect to publish, send or give to Stockholders and the Bidder a statement (a “Position Statement”), which Position Statement may be posted on the Corporation’s website, disclosing that the Corporation (a) recommends acceptance or rejection of the Non-Compliant Tender Offer, (b) expresses no opinion and is remaining neutral toward the Non-Compliant Tender Offer, or (c) is unable to take a position with respect to the Non-Compliant Tender Offer. If the Corporation issues a Position Statement but does not recommend acceptance of the Non-Compliant Tender Offer, then the Corporation may elect to cause the rescission provisions of paragraph (b) of this Section 13.7 to be applicable by including a notice of such election (a “13.7(b) notice”) in the Position Statement within 10 Business Days of the Corporation becoming aware of the commencement of the Non-Compliant Tender Offer:

(b)              If the Corporation includes a 13.7(b) notice in a Position Statement, and any Stockholder who tendered Shares in connection with the Non-Compliant Tender Offer delivers a notice (a “Rescission Notice”) to the Corporation within 30 days of issuance of the Position Statement indicating a desire to rescind such Stockholder’s tender, then such purported tender shall be void ab initio and the Bidder shall acquire no rights in such Shares and the Stockholder who delivered the Rescission Notice shall continue to have all rights in such Shares. Until the expiration of this 30-day period, the Corporation shall not record a transfer of Shares to the Bidder or its assignee in connection with the Tender Offer.

(c)              In addition, unless waived by the Corporation, any Person who makes a Non-Compliant Tender Offer that is not recommended by the Corporation in the Position Statement shall be responsible for all expenses incurred by the Corporation in connection with (x) its review and consideration of the Non-Compliant Tender Offer, including board of directors meeting costs and the costs of counsel and financial advisors, (y) the publication and/or distribution of the Position Statement, including printing and mailing costs, and (z) the enforcement of the provisions of this Section 13.7. In addition to the remedies provided herein, the Corporation may seek injunctive relief, including, without limitation, a temporary or permanent restraining order, in connection with any Non-Compliant Tender Offer.

(d)              This Section 13.7 shall be of no force or effect with respect to any Shares that are then Listed as of the date of the commencement of the tender offer.

ARTICLE XIV

ROLL-UP TRANSACTIONS

In connection with any proposed Roll-Up Transaction following the Commencement of the Non-Traded IPO, an appraisal of all of the Corporation’s Assets shall be obtained from a competent Independent Appraiser. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the SEC and the states as an exhibit to the registration statement for the offering. The Corporation’s Assets shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the Assets as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of the Assets over a twelve-month period. The terms of the engagement of the Independent Appraiser shall clearly state that the engagement is for the benefit of the Corporation and the Stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to Stockholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction following the Commencement of the Non-Traded IPO, the Person sponsoring the Roll-Up Transaction shall offer to holders of Common Stock who vote against the proposed Roll-Up Transaction the choice of:

(a)      accepting the securities of a Roll-Up Entity offered in the proposed Roll-Up Transaction; or

(b)      one of the following:

(i)       remaining as Stockholders and preserving their interests therein on the same terms and conditions as existed previously; or

(ii)      receiving cash in an amount equal to the Stockholder’s pro rata share of the appraised value of the Net Assets.

The Corporation is prohibited from participating in any proposed Roll-Up Transaction following the Commencement of the Non-Traded IPO:

(a)      that would result in the holders of Common Stock having democracy rights in a Roll-Up Entity that are less than the rights provided for in Sections 6.1 (limited to the provision that the Shares shall be fully paid and nonassessable when issued), 6.3, 9.1, 13.1, 13.2, 13.3, 13.4, 13.5 and 13.6 hereof;

(b)      that includes provisions that would operate as a material impediment to, or frustration of, the accumulation of Shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of Shares held by that investor;

(c)      in which investor’s rights to access of records of the Roll-Up Entity will be less than those described in Sections 13.4 and 13.5 hereof; or

(d)      in which any of the costs of the Roll-Up Transaction would be borne by the Corporation if the Roll-Up Transaction is rejected by the holders of Common Stock.

ARTICLE XV

DEFINED TERMS

As used in the Charter, the following terms shall have the following meanings unless the context otherwise requires:

“Acquisition Expenses” shall mean any and all expenses, exclusive of Acquisition Fees, incurred by the Corporation, the Adviser or any Affiliate of either in connection with the selection, evaluation, structuring, acquisition, origination, financing and development of any assets, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses and title insurance premiums and the costs of performing due diligence.

“Acquisition Fee” shall mean any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the Corporation or the Adviser) in connection with making or investing in Mortgages or Real Estate-Related Securities or the purchase, development or construction of a Property, including real estate commissions, selection fees, Development Fees, Construction Fees, nonrecurring management fees, loan fees, points or any other fees of a similar nature. Excluded shall be Development Fees and Construction Fees paid to any Person not affiliated with the Sponsor in connection with the actual development and construction of a project.

“Adviser” shall mean the Person responsible for directing or performing the day-to-day business affairs of the Corporation, including any Person to whom the Adviser subcontracts all or a substantial portion of such functions.

“Advisory Agreement” shall mean the agreement between the Corporation and the Adviser pursuant to which the Adviser will direct or perform the day-to-day business affairs of the Corporation.

“Affiliate” shall mean, with respect to any Person, (a) any Person directly or indirectly owning, controlling or holding, with the power to vote, 10% or more of the outstanding voting securities of such other Person, (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person, (c) any Person directly or indirectly controlling, controlled by or under common control with such other Person, including any partnership in which such Person is a general partner, (d) any executive officer, director, trustee or general partner of such other Person and (e) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

“Asset” of the Corporation shall mean any Property, Mortgage, Real Estate-Related Securities or other asset owned by the Corporation, directly or indirectly through one or more of its Affiliates.

“Average Invested Assets” shall mean, for a specified period, the average of the aggregate book value of the Assets of the Corporation invested, directly or indirectly, in equity interests in and loans secured by real estate, including all Properties, Mortgages and Real Estate-Related Securities and consolidated and unconsolidated Joint Ventures or other partnerships, before deducting depreciation, amortization, bad debt reserves or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.

“Bidder” shall have the meaning as provided in Section 13.7 herein.

“Board” or “Board of Directors” shall mean the Board of Directors of the Corporation.

“Bylaws” shall have the meaning as provided in Section 5.1 herein.

“Charter” shall mean the charter of the Corporation.

“Class A Common Stock” shall have the meaning as provided in Section 6.1 herein.

“Class B Common Stock” shall have the meaning as provided in Section 6.1 herein.

“Code” shall have the meaning as provided in Article II herein.

“Commencement of the Non-Traded IPO” shall mean the date that the SEC declares effective the registration statement filed by the Corporation under the Securities Act with respect to the first Public Offering that is registered with the SEC and the states.

“Common Stock” shall have the meaning as provided in Section 6.1 herein.

“Competitive Real Estate Commission” shall mean a real estate or brokerage commission paid for the purchase or Sale of a Property that is reasonable, customary and competitive in light of the size, type and location of the Property.

“Construction Fee” shall mean a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or provide major repairs or rehabilitations on a Property.

“Contract Purchase Price” shall mean the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a Property or the amount of funds advanced with respect to a Mortgage, or the amount actually paid or allocated in respect of the purchase of other Assets of the Corporation, in each case exclusive of Acquisition Fees and Acquisition Expenses.

“Corporation” shall have the meaning as provided in Article I herein.

“Development Fee” shall mean a fee for the packaging of a Property, including the negotiation and approval of plans, and any assistance in obtaining zoning and necessary variances and financing for a specific Property, either initially or at a later date.

“Director” shall mean the members of the Board of Directors.

“Distributions” shall mean any distributions (as such term is defined in Section 2-301 of the MGCL), pursuant to Section 6.7 hereof, by the Corporation to owners of Shares, including distributions that may constitute a return of capital for federal income tax purposes.

“Early Conversion” shall have the meaning as provided in Section 6.2 herein.

“Excess Amount” shall have the meaning as provided in Section 10.8 herein.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto. Reference to any provision of the Exchange Act shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“First Conversion Date” shall have the meaning as provided in Section 6.2 herein.

“GAAP” shall mean U.S. generally accepted accounting principles.

“Indemnitee” shall have the meaning as provided in Section 9.2 herein.

“Independent Appraiser” shall mean a Person with no material current or prior business or personal relationship with the Adviser or the Directors and who is engaged to a substantial extent in the business of rendering opinions regarding the value of Real Property and/or other Assets of the type held by the Corporation. Membership in a nationally recognized appraisal society such as the Appraisal Institute shall be conclusive evidence of being engaged to a substantial extent in the business of rendering opinions regarding the value of Real Property.

“Independent Director” shall mean, prior to Commencement of the Non-Traded IPO, a Director that meets the independence requirements established by the Board of Directors in its discretion. Upon Commencement of the Non-Traded IPO, the term “Independent Director” shall mean a Director who is not on the date of determination, and within the last two years from the date of determination has not been, directly or indirectly associated with the Sponsor or the Adviser by virtue of (a) ownership of an interest in the Sponsor, the Adviser or any of their Affiliates, (b) employment by the Sponsor, the Adviser or any of their Affiliates, (c) service as an officer or director of the Sponsor, the Adviser or any of their Affiliates, (d) performance of services, other than as a Director, for the Corporation, (e) service as a director or trustee of more than three REITs organized by the Sponsor or advised by the Adviser or (f) maintenance of a material business or professional relationship with the Sponsor, the Adviser or any of their Affiliates. A business or professional relationship is considered “material” if the aggregate gross income derived by the Director from the Sponsor, the Adviser and their Affiliates exceeds 5% of either the Director’s annual gross income, derived from all sources, during either of the last two years or the Director’s net worth on a fair market value basis. An indirect association with the Sponsor or the Adviser shall include circumstances in which a Director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with the Sponsor, the Adviser, any of their Affiliates or the Corporation.

“Initial Automatic Conversion Date” shall have the meaning as provided in Section 6.2 herein.

“Initial Investment” shall mean that portion (i.e., $200,000) of the initial capitalization of the Corporation contributed by the Sponsor or its Affiliates pursuant to Section II.A. of the NASAA REIT Guidelines.

“Invested Capital” shall mean the amount calculated by multiplying the total number of Shares purchased by Stockholders by the issue price of such Shares at the time of such purchase, reduced by the portion of any Distribution that is attributable to net sales proceeds and by any amounts paid by the Corporation to repurchase Shares pursuant to the Corporation’s plan for the repurchase of Shares.

“Joint Ventures” shall mean those joint venture or partnership arrangements in which the Corporation or any of its subsidiaries is a co-venturer or partner established to acquire or hold Assets of the Corporation.

“Leverage” shall mean the aggregate amount of indebtedness of the Corporation for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

“Listing” shall mean the listing of any or all of the Common Stock on a national securities exchange. Upon a Listing, such Common Stock shall be deemed “Listed.”

“MGCL” shall have the meaning as provided in Section 5.1 herein.

“Mortgages” shall mean, in connection with any mortgage financing that the Corporation makes or invests in, all of the notes, deeds of trust, security interests or other evidences of indebtedness or obligations, which are secured or collateralized by Real Property owned by the borrowers under such notes, deeds of trust, security interests or other evidences of indebtedness or obligations.

“NASAA REIT Guidelines” shall mean the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association on May 7, 2007.

“Net Assets” shall mean the total Assets (other than intangibles) at cost, before deducting depreciation, reserves for bad debts or other non-cash reserves, less total liabilities, calculated at least quarterly by the Corporation on a basis consistently applied.

“Net Income” shall mean for any period, the Corporation’s total revenues applicable to such period, less the total expenses applicable to such period other than additions to, or allowances for, non-cash charges such as depreciation, amortization, impairments and reserves for bad debt or other similar non-cash reserves. If the Adviser receives an incentive fee pursuant to Section 10.6 hereof, Net Income, for purposes of calculating Total Operating Expenses in Section 10.8 hereof, shall exclude any gain from the Sale of the Assets of the Corporation.

“Non-Compliant Tender Offer” shall have the meaning as provided in Section 13.7 herein.

“Offering” shall mean any offering of Shares for the account of the Corporation.

“Organization and Offering Expenses” shall mean any and all costs and expenses incurred by the Corporation and to be paid from the Assets of the Corporation in connection with the formation of the Corporation and the qualification and registration of an Offering, and the marketing and distribution of Shares, including, without limitation, total underwriting and brokerage discounts and commissions, costs related to investor and broker-dealer sales meetings, fees and expenses of the underwriters’ attorneys, expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, telephone and other telecommunications costs, all advertising and marketing expenses, charges of transfer agents, registrars, trustees, escrow holders, depositories and experts, and fees, expenses and taxes related to the filing, registration and qualification of the sale of the Shares under federal and state laws, including accountants’ and attorneys’ fees.

“Person” shall have the meaning as provided in Article VII herein.

“Preferred Stock” shall have the meaning as provided in Section 6.1 herein.

“Property” or “Properties” shall mean, as the context requires, any, or all, respectively, of the Real Property acquired by the Corporation, directly or indirectly, including through joint venture arrangements or other partnership or investment interests.

“Prospectus” shall mean the prospectus included in the most recent effective registration statement filed by the Corporation with the SEC with respect to the applicable Public Offering, as such prospectus may be amended or supplemented from time to time.

“Public Offering” shall mean any offering of Shares by the Corporation pursuant to a Prospectus contained in a registration statement filed with the SEC under the Securities Act.

“Real Estate-Related Securities” shall mean equity and debt securities of both publicly traded and private companies, including REITs and pass-through entities, that own Real Property or loans secured by real estate, including investments in commercial mortgage-backed securities and derivative instruments, owned by the Corporation directly or indirectly through one or more of its Affiliates.

“Real Property” shall mean land, rights in land (including leasehold interests) and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

“Rescission Notice” shall have the meaning as provided in Section 13.7 herein.

“REIT” shall mean a corporation, trust, association or other legal entity (other than a real estate syndication) that is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in loans secured by real estate or both, as defined pursuant to the REIT provisions of the Code.

“Reinvestment Plan” shall have the meaning as provided in Section 6.10 herein.

“Repurchase Plan” shall have the meaning as provided in Section 6.9 herein.

“Roll-Up Entity” shall mean a partnership, real estate investment trust, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

“Roll-Up Transaction” shall mean a transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the Corporation and the issuance of securities of a Roll-Up Entity to the holders of Common Stock. Such term does not include:

(a)             a transaction involving securities of the Corporation that have been listed on a national securities exchange for at least twelve months; or

(b)              a transaction involving the conversion to corporate, trust or association form of only the Corporation, if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

(i)                 voting rights of the holders of Common Stock;

(ii)                the term of existence of the Corporation;

(iii)               Sponsor or Adviser compensation; or

(iv)               the Corporation’s investment objectives.

“Sale” shall include any transaction or series of transactions whereby: (A) the Corporation directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of a building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Corporation directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys or relinquishes its ownership of all or substantially all of the interest of the Corporation in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture in which the Corporation is a co-venturer or partner directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (D) the Corporation directly or indirectly (except as described in other subsections of this definition) sells, grants, conveys or relinquishes its interest in any Mortgage or Real Estate-Related Securities or portion thereof, including any payments thereunder or in satisfaction thereof (other than regularly scheduled interest payments) or any amounts owed pursuant to such Mortgage or Real Estate-Related Securities, and including any event with respect to any Mortgage or Real Estate-Related Securities which gives rise to a significant amount of insurance proceeds or similar awards; and (E) the Corporation directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys or relinquishes its ownership of any other Asset not previously described in this definition or any portion thereof.

“SEC” shall mean the U. S. Securities and Exchange Commission.

“Second Conversion Date” shall have the meaning as provided in Section 6.2 herein.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time, or any successor statute thereto. Reference to any provision of the Securities Act shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

“SDAT” shall have the meaning as provided in Section 6.4 herein.

“Shares” shall mean shares of stock of the Corporation of any class or series, including Common Stock and Preferred Stock.

“Sponsor” shall mean any Person that (i) is directly or indirectly instrumental in organizing, wholly or in part, the Corporation or (ii) will control, manage or participate in the management of the Corporation, and any Affiliate of such Person. A Person may also be deemed a Sponsor of the Corporation by: (a) taking the initiative, directly or indirectly, in founding or organizing the Corporation, either alone or in conjunction with one or more other Persons, (b) receiving a material participation in the Corporation in connection with the founding or organizing of the business of the Corporation, in consideration of services or property, or both services and property, (c) having a substantial number of relationships and contacts with the Corporation, (d) possessing significant rights to control Properties, (e) receiving fees for providing services to the Corporation which are paid on a basis that is not customary in the industry or (f) providing goods or services to the Corporation on a basis which was not negotiated at arm’s-length with the Corporation. “Sponsor” does not include any Person whose only relationship with the Corporation is that of an independent property manager and whose only compensation is as such, or wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services.

“Stockholders” shall mean the holders of record of the Shares as maintained in the books and records of the Corporation or its transfer agent.

“Stockholder List” shall have the meaning as provided in Section 13.5 herein.

“Total Operating Expenses” shall mean all costs and expenses paid or incurred by the Corporation, as determined under GAAP, including advisory fees, but excluding: (i) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and Listing of the Shares, (ii) property level expenses incurred at each property, (iii) interest payments, (iv) taxes, (v) non-cash expenditures such as depreciation, amortization and bad debt reserves, (vi) incentive fees paid in compliance with Section 10.6, (vii) Acquisition Fees and Acquisition Expenses, (viii) real estate commissions on the Sale of Property and (ix) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

“Unimproved Real Property” shall mean Property (i) in which the Corporation has an equity interest that was not acquired for the purpose of producing rental or other operating income, (ii) that has no development or construction in process and (iii) for which no development or construction is planned, in good faith, to commence within one year.

“2%/25% Guidelines” shall have the meaning as provided in Section 10.8 herein.

THIRD: The amendment to and restatement of the charter as hereinabove set forth have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

FOURTH: The current address of the principal office of the Corporation is as set forth in Article III of the foregoing amendment and restatement of the charter.

FIFTH: The name and address of the Corporation’s current resident agent are as set forth in Article IV of the foregoing amendment and restatement of the charter.

SIXTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Article V of the foregoing amendment and restatement of the charter.

SEVENTH: The undersigned acknowledges these Second Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Second Articles of Amendment and Restatement to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Chief Financial Officer and Secretary on this 1st day of December 2023.

ATTEST:	TERRA PROPERTY TRUST, INC.

/s/ Gregory M. Pinkus	/s/ Vikram S. Uppal
Name: Gregory M. Pinkus	Name: Vikram S. Uppal
Title: Chief Financial Officer and Secretary	Title: Chief Executive Officer

[Signature Page to the Second Articles of Amendment and Restatement

of Terra Property Trust, Inc.]